Exhibit 99.1

sunation ENERGY ANNOUNCES BITCOIN TREASURY STRATEGY

RONKONKOMA, N.Y., Jan. 7, 2025 (GLOBE NEWSWIRE) – SUNation Energy, Inc. (Nasdaq: SUNE), a leading provider of sustainable solar energy and backup power solutions for households, businesses, and municipalities, today announced that its Board of Directors has approved the inclusion of bitcoin (BTC) as an asset in the Company’s treasury management program.

As part of this strategy, SUNation plans to allocate up to 30% of its excess cash, calculated based on its estimated six-month operating expenses, toward BTC purchases. This allocation will be subject to, among other factors, market conditions and the Company’s operational requirements, including in support of its planned expansion strategy.

Strategic Diversification and Innovation

Bitcoin, recognized as a decentralized store of value, has been adopted to diversify the Company’s treasury holdings, which are currently limited to U.S. dollars. Additionally, this initiative aligns with SUNation’s goal to enable BTC as a payment option for its customers and suppliers as part of its core mission to make solar more accessible.

Scott Maskin, Chief Executive Officer and Founder of SUNation Energy, commented:

“We acknowledge the growing global acceptance of Bitcoin, which has been bolstered by substantial capital inflows in 2024. Across sectors, public and private companies, financial institutions, institutional investors, and even governments are integrating Bitcoin into their financial and commercial strategies as a hedge against inflation, macroeconomic instability, and geopolitical risks facing the global economy. We are excited to adopt this strategy which we believe will help position SUNation as a leader in the New Energy Economy.”

Sustainable Energy for the Digital Economy

Mr. Maskin further noted:

“As a leader in sustainable solar energy, SUNation Energy is uniquely positioned to support the evolving, energy-intensive digital economy with more efficient, resilient, and sustainable energy solutions. By leveraging our ability to produce clean, green energy, we can help mitigate the environmental impact of owning digital currencies. Our BTC treasury strategy not only positions us as a forward-thinking company but also offers institutional investors an opportunity to gain BTC exposure per diluted share while supporting a sustainable energy future.

Expanding Sustainable Solutions in the Cryptocurrency Sector

Since 2003, SUNation has been designing, developing, and providing solar energy solutions tailored to customers in the information technology and technology sectors. The Company believes this BTC initiative further solidifies its role in supporting the new digital economy and its expanding energy needs in an environmentally conscious manner.

For more information about SUNation Energy and its commitment to innovation, sustainability, and growth, please visit sunation.com/corporate.

Additional details regarding SUNation’s BTC treasury strategy can be found in the Company’s Prospectus Supplement, as amended, to be filed with the U.S. Securities and Exchange Commission on or about January 7, 2025.

About SUNation Energy

Since 2003, SUNation Energy has provided design, engineering, installation, and O+M services for solar, battery storage, EV charging, and grid solutions to residential and commercial customers nationwide. Our largest markets include New York, Florida, and Hawaii, and operate in three (3) states.  The company changed its name to SUNation Energy, from Pineapple Energy, in November 2024.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. While the Company believes its plans, intentions, and expectations reflected in those forward-looking statements are reasonable, these plans, intentions, or expectations may not be achieved. For information about the factors that could cause such differences, please refer to the Company’s filings with the Securities and Exchange Commission, including, without limitation, the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in subsequent filings. The Company does not undertake any obligation to update or revise these forward-looking statements for any reason, except as required by law.

Safe Harbor Statement

Our prospects here at SUNation Energy Inc. are subject to uncertainties and risks. This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. The Company intends that such forward-looking statements be subject to the safe harbor provided by the foregoing Sections. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this presentation. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. We caution readers not to place undue reliance upon any such forward-looking statements. The Company does not undertake to publicly update or revise forward-looking statements, whether because of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in the Company’s filings with the SEC which can be found on the SEC’s website at www.sec.gov.

Contacts:

Scott Maskin
Chief Executive Officer
+1 (631) 823-7131
smaskin@sunation.com

SUNation Energy Investor Relations
+1 (952) 996-1674
IR@sunation.com